SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                              November 13, 1997


                              TIME WARNER INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    1-12259              13-3527249
(State or other jurisdiction        (Commission         (I.R.S. Employer
  of incorporation)                 File Number)        Identification No.)


                    75 Rockefeller Plaza, New York, NY 10019
              (Address of principal executive offices)  (zip code)

                               (212) 484-8000
           (Registrant's telephone number, including area code)

                               Not Applicable
        (Former name or former address, if changed since last report)

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Item 5. Other Events.

     Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), a partnership in which Time Warner and certain of its wholly owned subsidiaries own general and limited partnership interests representing 74.49% of each of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital") and 100% of each of the senior priority capital ("Senior Capital") and junior priority capital ("Series B Capital") have completed, or have entered into, the transactions described below:

        (i) On October 27, 1997, a wholly owned subsidiary of Time
   Warner entered into an agreement (the "Transfer Agreement") with the Time Warner Entertainment-Advance/Newhouse Partnership (the "TWE-Advance/Newhouse Partnership") and each of its partners, pursuant to which, (a) (i) a wholly owned subsidiary of Time Warner will contribute cable television systems serving approximately 640,000 subscribers formerly held by Cablevision Industries Corporation and related companies ("CVI", now known as TWI Cable Inc. or "TWI Cable", a wholly owned subsidiary of Time Warner) (the "CVI Transferred
   Systems") into Paragon Communications ("Paragon", an entity currently owned by subsidiaries of Time Warner, with 50% beneficially owned in the aggregate by TWE and the TWE-Advance/Newhouse Partnership) in exchange for partnership interests therein, (ii) Paragon will assume approximately $1.021 billion of indebtedness from CVI, and (iii)
   Paragon, in turn, will contribute the CVI Transferred Systems, subject to $985 million of the assumed indebtedness, to the TWE-Advance/Newhouse Partnership in exchange for a 1.15% common partnership interest and a $147 million preferred partnership interest therein (collectively, the "CVI Transfers"), (b) Paragon will contribute certain of its own cable television systems serving approximately 27,000 subscribers, subject to $36 million of the assumed indebtedness, to the TWE-Advance/Newhouse Partnership, in exchange for an additional .04% common partnership interest and a $5 million preferred partnership interest therein (the "Time Warner/
   Paragon Transferred Systems") and (c) (i) TWE will exchange substantially all of its beneficial interest in Paragon for an equivalent share of Paragon's cable television systems serving approximately 515,000 subscribers and (ii) TWE, in turn, will similarly transfer such systems (and certain related assets) to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/ Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership (the "TWE/Paragon Transferred Systems", and when taken together with the Time Warner/Paragon Transferred
   Systems, the "Paragon Transfers"). As a result of the Paragon Transfers, substantially all of the pre-existing beneficial ownership interests in Paragon owned by TWE and the TWE-Advance/Newhouse Partnership will be redeemed by Paragon, which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon. In addition, in connection with the TWE-A/N Transfers, Advance/Newhouse will contribute an approximate $76 million note receivable to the TWE-Advance/
   Newhouse Partnership in order to maintain its 33.3% common equity interest therein. The CVI Transfers and the Paragon Transfers are referred to herein as the "TWE-A/N Transfers". The TWE-A/N Transfers are not subject to bondholder approval. However, the TWE-A/N
   Transfers are subject to the receipt of franchise and other required regulatory consents and the aggregate consideration is subject to adjustment pursuant to the terms of the Transfer Agreement.

        (ii) On October 10, 1996, Time Warner acquired the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that it did not already own (the "TBS Transaction"). As a result of this transaction, a new parent company with the name "Time Warner Inc." replaced the old parent company of the same name (now known as Time Warner Companies, Inc., "TW Companies"), and TW Companies and TBS became separate, wholly owned subsidiaries of the new parent company. References herein to "Time Warner" refer to TW Companies prior to October 10, 1996 and Time Warner Inc. thereafter.

        As part of the TBS Transaction, each of TW Companies and TBS became separate, wholly owned subsidiaries of Time Warner, which combines, for financial reporting purposes, the consolidated net assets and operating

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   results of TW Companies and TBS. Each issued and outstanding share of each class of capital stock of TW Companies was converted into one share of a substantially identical class of capital stock of Time Warner.

        In connection with the TBS Transaction, Time Warner issued (i) approximately 179.8 million shares of common stock (including 57 million shares of a special class of non-redeemable common stock having 1/100th of a vote per share on certain limited matters ("Series LMCN-V Common Stock") to affiliates of Liberty Media Corporation ("LMC"), a subsidiary of Tele-Communications, Inc.) and
   (ii) approximately 14 million stock options. Time Warner also assumed approximately $2.8 billion of indebtedness.

        (iii) on April 11, 1996, Time Warner issued 1.6 million shares of 10-1/4% exchangeable preferred stock for approximately $1.55 billion of net proceeds. Such proceeds were used by Time Warner to redeem all $250 million principal amount of its outstanding 8.75% Debentures due 2017 (the "8.75% Debentures") for approximately $265 million (including redemption premiums and accrued interest thereon) and to reduce indebtedness of TWI Cable under its five-year revolving credit facility (the "1995 Credit Agreement") by approximately $1.3 billion. This issuance and the use of the proceeds therefrom to reduce outstanding indebtedness of Time Warner are referred to herein as the "Preferred Stock Refinancing". As part of the TBS Transaction, these privately-placed preferred shares were converted into registered shares of Series M exchangeable preferred stock with substantially identical terms ("Series M Preferred Stock"); and

        (iv) on February 1, 1996, Time Warner redeemed all $1.2 billion principal amount of 8.75% Convertible Subordinated
   Debentures due 2015 (the "8.75% Convertible Debentures") for $1.28 billion, including redemption premiums and accrued interest thereon
   (the "February 1996 Redemption"). The February 1996 Redemption was financed with (1) $557 million of net proceeds raised in December
   1995 from the issuance of Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("Preferred Trust Securities") and (2) proceeds raised from the $750 million issuance in January 1996 of (i) $400 million principal amount of 6.85% debentures due 2026, which are redeemable at the option of the holders thereof in 2003, (ii) $200 million principal amount of 8.3% discount debentures due 2036, which do not pay cash interest until 2016, (iii) $166 million principal amount of 7.48% debentures due
   2008 and (iv) $150 million principal amount of 8.05% debentures due
   2016 (collectively referred to herein as the "January 1996 Debentures"). The issuance of the Preferred Trust Securities and the January 1996 Debentures, together with the February 1996 Redemption, are collectively referred to herein as the "Convertible Debt Refinancing".

        The Preferred Stock Refinancing and the Convertible Debt
   Refinancing are referred to herein as the "Debt Refinancings" and the TWE-A/N Transfers, the TBS Transaction and the Debt Refinancings are referred to herein as the "Transactions".

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Item 7. Financial Statements and Exhibits

(a) Pro Forma Consolidated Condensed Financial Statements

   The following pro forma consolidated condensed financial statements of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, as of and for the nine months ended September 30, 1997 give effect to the TWE-A/N Transfers as if such transaction occurred at such date, with respect to the balance sheet, and at the beginning of such period, with respect to the statement of operations. The TBS Transaction and the Debt Refinancings are already reflected in the historical financial statements of Time Warner as of and for the nine months ended September 30, 1997. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the year ended December 31, 1996 give effect to the TWE-A/N Transfers and, with respect to Time Warner only, the TBS Transaction and the Debt Refinancings, as if the transactions occurred at the beginning of such period.

   The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1996, as well as the historical financial statements of TBS for the nine months ended September 30, 1996, which are incorporated herein by reference from TBS's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

   The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

TWE-A/N Transfers

   In April 1995, TWE and the Advance/Newhouse Partnership ("Advance/Newhouse") formed the TWE-Advance/Newhouse Partnership.
Upon formation of the TWE-Advance/Newhouse Partnership, TWE, which is the managing partner, owned a 66.7% common partnership interest in the TWE-Advance/Newhouse Partnership and Advance/Newhouse owned a 33.3% common partnership interest. TWE consolidates the TWE-Advance/Newhouse Partnership. As such, the common partnership interest owned by Advance/Newhouse and the common and preferred partnership interests that will be owned by Paragon as a result of the TWE-A/N Transfers are reflected in the Entertainment Group's pro forma financial statements as minority interest.

   Subject to receipt of franchise and other required regulatory consents, Time Warner has agreed to transfer certain cable television systems serving an aggregate of approximately 667,000 subscribers to the TWE-Advance/Newhouse Partnership, subject to approximately $1.021 billion of debt, thereby reducing the financial leverage of Time Warner and increasing the under-leveraged capitalization of the TWE-Advance/Newhouse Partnership and consequently, TWE. In addition, as discussed more fully below, as part of the TWE-A/N Transfers, TWE and the TWE-Advance/Newhouse Partnership will exchange substantially all of their respective beneficial interests in Paragon (and certain related assets) for an equivalent share of Paragon's cable television systems serving approximately 515,000 subscribers.

   Pro forma adjustments for the CVI Transfers reflect the contribution by Time Warner, through Paragon, of cable television systems serving approximately 640,000 subscribers formerly held by CVI to the TWE-Advance/Newhouse Partnership, subject to approximately $985 million of debt in exchange for a 1.15% common partnership interest and a $147 million preferred partnership interest therein to be held by Paragon.

   Pro forma adjustments for the Paragon Transfers reflect (i) the contribution by Paragon of certain of its own cable television systems serving approximately 27,000 subscribers, subject to approximately $36 million of debt, to the TWE-Advance/Newhouse Partnership in exchange for an additional .04% common partnership interest and a $5 million preferred partnership interest therein, (ii) (a) the exchange by TWE of substantially all of its beneficial interest in Paragon for an equivalent share of Paragon's cable television systems serving approximately 515,000 subscribers and (b) the transfer by TWE, in turn, of such systems (and certain related assets) to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership and (iii) the consolidation of Paragon by Time Warner (and the related deconsolidation of Paragon by TWE) as a result of the redemption by Paragon of substantially all of the pre-existing beneficial ownership interests therein owned by TWE and the TWE-Advance/Newhouse Partnership which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon.

   Because the fair value of the consideration to be received from the TWE-Advance/Newhouse Partnership approximates the carrying value of the net assets of the CVI Transferred Systems and the Time Warner/Paragon Transferred Systems, Time Warner is not expected to recognize a gain or loss on the transaction and the net assets to be received by the TWE-Advance/Newhouse Partnership will be recorded at Time Warner's historical cost basis of accounting. Similarly, TWE will not recognize a gain or loss on its transfer of the TWE/Paragon Transferred Systems (and such net assets will be recorded by the TWE-Advance/Newhouse Partnership at TWE's historical cost basis of accounting), since such entities belong to a common consolidated control group.

   In order to maintain its 33.3% common partnership interest in the TWE-Advance/Newhouse Partnership, Advance/Newhouse will make a capital contribution in the form of a $76 million note, payable to the partnership no later than the fourth anniversary of the closing date of the transaction. Such contribution has no material effect on the accompanying pro forma financial statements and accordingly, has not been given pro forma effect therein.

   Upon consummation of the TWE-A/N Transfers, the TWE-Advance/Newhouse Partnership will be owned approximately 65.5% by TWE, 33.3% by Advance/ Newhouse and 1.2% by Paragon. In addition, Paragon will own an approximate $152 million preferred partnership interest in the TWE-Advance/Newhouse Partnership, which will entitle it to receive priority allocations of partnership income and distributions therefrom. Under the terms of the partnership agreement, partnership income is generally allocated first to the preferred partnership interest at a rate of 10-1/4% per annum, and then to the partners in proportion to their respective common equity interests. Distributions on such preferred interests are payable each quarter in cash, to the extent available, in accordance with the terms of the partnership agreement. The preferred partnership interests are required to be redeemed by the TWE-Advance/Newhouse Partnership in three equal annual installments beginning on the sixth anniversary of the TWE-A/N Transfer closing.

   TWE will continue to consolidate the TWE-Advance/Newhouse Partnership and Paragon will account for its interest therein under the equity method of accounting.

TBS Transaction

   Pro forma adjustments for the TBS Transaction reflect (1) the issuance of approximately 179.8 million shares of common stock, including 57 million shares of Series LMCN-V Common Stock which were received by affiliates of LMC, (2) the issuance of approximately 14 million stock options, (3) the assumption of approximately $2.8 billion of indebtedness and (4) the payment of approximately $95 million for transaction costs and other related liabilities of Time Warner and TBS.

   The TBS Transaction has been accounted for by the purchase method of accounting for business combinations and, accordingly, the cost to acquire TBS of approximately $6.2 billion has been preliminarily allocated to the net assets acquired in proportion to estimates of their respective fair values.

Debt Refinancings

   Pro forma adjustments for the Debt Refinancings in the year ended December 31, 1996 reflect proceeds of (1) $1.55 billion received from the issuance of preferred stock as part of the Preferred Stock Refinancing and
(2) approximately $750 million received from the issuance of the January 1996 Debentures, which have a weighted average interest rate of 7.3%, and the use of (1) $721 million of such proceeds, together with $557 million of net proceeds received from the issuance of the Preferred Trust Securities (8-7/8% yield) in December 1995, to finance the Convertible Debt Refinancing ($1.226 billion principal amount, plus redemption premiums and accrued interest thereon of $52 million), (2) $265 million to redeem all of Time Warner's outstanding 8.75% Debentures ($250 million principal amount, plus redemption premiums and accrued interest thereon of $15 million) and (3) approximately $1.285 billion to reduce outstanding indebtedness of TWI Cable under the 1995 Credit Agreement.

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                             TIME WARNER INC.
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             September 30, 1997
                           (millions, unaudited)

                                Time                                 Time
                               Warner      CVI        Paragon        Warner
                             Historical  Transfers(a) Transfers(b)  Pro Forma
A S S E T S
Cash and equivalents            $  761     $             $ 180     $   941
Other current assets             4,130         (9)          12       4,133
Total current assets             4,891         (9)         192       5,074
Noncurrent inventories           1,771          -            -       1,771
Investments in and amounts
  due to and from
  Entertainment Group            5,594        633           22      6,249
Other investments                1,892          -         (971)       921
Property, plant and equipment,
   net                           2,057       (236)         219      2,040
Cable television and
  sports franchises              4,045     (1,061)         557      3,541
Goodwill                        12,350       (339)         (12)    11,999
Other assets                     1,938         (2)           6      1,942

Total assets                   $34,538    $(1,014)       $  13    $33,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities      $ 3,756    $   (25)       $  47    $ 3,778
Long-term debt                  12,493       (985)         (36)    11,472
Borrowings against future stock option
 proceeds                          303          -            -        303
Deferred income taxes            3,982          -            -      3,982
Other liabilities                1,716         (4)           2      1,714
Company-obligated mandatorily
 redeemable preferred securities of subsidiaries holding solely subordinated notes and debentures of subsidiaries of the
 Company (1)                       949          -            -        949
Series M exchangeable
 preferred stock                 1,809          -            -      1,809
Shareholders' equity:
 Preferred stock                     4          -            -          4
 Series LMCN-V common stock          1          -            -          1
 Common stock                        5          -            -          5
 Paid-in capital                12,793          -            -     12,793
 Accumulated deficit            (3,273)         -            -     (3,273)

Total shareholders' equity       9,530          -            -      9,530

Total liabilities and
  shareholders' equity         $34,538    $(1,014)       $  13    $33,537
_______________
(1) Includes $374 million of preferred securities that are redeemable for cash or, at Time Warner's option, approximately 18.1 million shares of Hasbro, Inc. common stock owned by Time Warner.


See accompanying notes.

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                              TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Nine Months Ended September 30, 1997
                  (millions, except per share amounts; unaudited)


                                Time                                  Time
                               Warner      CVI           Paragon     Warner
                             Historical  Transfers(c)  Transfers(d)  Pro Forma

Revenues                      $9,458        $(196)        $  150     $ 9,412

Cost of revenues*              5,417         (139)           132     5,410
Selling, general and
 administrative*               3,239          (27)            29     3,241

Operating expenses             8,656         (166)           161     8,651

Business segment operating
 income (loss)                   802          (30)          (11)       761
Equity in pretax income (loss)
   of Entertainment Group        522           (7)            2        517
Interest and other, net         (904)          50             9       (845)
Corporate expenses               (60)           -             -        (60)

Income before income taxes       360           13             -        373
Income tax provision            (306)          (5)            -       (311)

Income before extraordinary item  54            8             -         62

Preferred dividend requirements (238)           -             -       (238)

Income (loss) before
  extraordinary item applicable
  to common shares             $(184)       $   8         $   -      $ (176)

Loss before extraordinary
  item per common share       $ (.33)                                $ (.31)

Average common shares          564.4                                  564.4
_______________
* Includes depreciation and
  amortization expense of:     $ 935        $ (73)        $ 28        $ 890


See accompanying notes.

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
                               TIME WARNER INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                (millions, except per share amounts; unaudited)


                                           TBS Transaction
                                                               Subtotal
                    Time Warner  TBS           Pro Forma       Debt
                    Historical   Historical(e) Adjustments(f)  Refinancings(g)

Revenues               $10,064     $2,735         $    -          $    -

Cost of revenues*        5,922      1,887            150               -
Selling, general and
  administrative*        3,176        725              -               -

Operating expenses       9,098      2,612            150               -

Business segment operating
 income (loss)             966        123           (150)              -
Equity in pretax income
 (loss) of Entertainment
 Group                     290          -              -               -
Interest and other, net (1,174)      (143)            11              38
Corporate expenses         (78)       (22)             -               -

Income (loss) before
 income taxes                4        (42)          (139)             38
Income tax (provision)
 benefit                  (160)        22             11             (16)

Income (loss) before extraordinary
 item                     (156)       (20)          (128)             22

Preferred dividend
 requirements             (257)         -              -             (51)

Income (loss) before
 extraordinary item
 applicable to common
 shares                 $ (413)     $ (20)         $(128)          $ (29)

Loss before extraordinary item per
 common share           $(0.95)

Average common shares    431.2
_______________
* Includes depreciation and amortization
  expense of:           $  988      $ 141          $ 116           $    -

(Cont'd)

                                                                  Post-
                                                     TWE-A/N
                          Time Warner  CVI           Paragon       Transfers
                          Pro Forma    Transfers(c)  Transfers(d)  Pro Forma

Revenues                   $12,799       $(238)       $200          $12,761

Cost of revenues*            7,959        (174)        172            7,957
Selling, general and
 administrative*             3,901         (39)         41            3,903

Operating expenses          11,860        (213)        213           11,860

Business segment operating
 income (loss)                 939         (25)        (13)             901
Equity in pretax income (loss) of
 Entertainment Group           290         (15)         (7)             268
Interest and other, net     (1,268)         62          20           (1,186)
Corporate expenses            (100)          -           -             (100)

Income (loss) before
 income taxes                 (139)         22           -             (117)
Income tax (provision)
 benefit                      (143)         (9)          -             (152)

Income (loss) before extraordinary
 item                         (282)         13           -             (269)

Preferred dividend
 requirements                 (308)          -           -             (308)

Income (loss) before
 extraordinary item
 applicable to common
 shares                     $ (590)       $ 13        $  -            $(577)

Loss before extraordinary item per
 common share               $(1.04)                                  $(1.02)

Average common shares        567.3                                    567.3
_______________
* Includes depreciation and
 amortization expense of:   $1,245       $ (94)      $ 36            $1,187

See accompanying notes.

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
                                  TIME WARNER INC.
                     NOTES TO PRO FORMA CONSOLIDATED CONDENSED
                              STATEMENT OF OPERATIONS

(a) Pro forma adjustments to record the CVI Transfers at September 30, 1997 reflect (1) a $633 million increase in Time Warner's investment in and amounts due to and from the Entertainment Group as a result of the receipt by Paragon of a 1.15% common partnership interest and $147 million preferred partnership interest in the TWE-Advance/Newhouse Partnership and (2) the elimination of $633 million of net assets relating to Time Warner's historical cost basis in the net assets to be transferred at September 30, 1997, including $985 million of long-term indebtedness that will be assumed by the TWE-Advance/Newhouse Partnership.

(b)   Pro forma adjustments to record the Paragon Transfers reflect
      (1) a $22 million increase in Time Warner's investment in and amounts due to and from the Entertainment Group as a result of the receipt by Paragon of a .04% common partnership interest and $5 million preferred partnership interest in the TWE-Advance/Newhouse Partnership, (2) the elimination of $22 million of net assets relating to Time Warner's historical cost basis in the net assets to be transferred at September
      30, 1997, including (i) $46 million of cable television franchises and (ii) $12 million of goodwill, offset by (iii)
      $36 million of long-term indebtedness that will be assumed by the TWE-Advance/Newhouse Partnership and (3) the consolidation of Paragon by Time Warner as a result of the redemption by Paragon of substantially all of TWE's and the TWE-Advance/ Newhouse Partnership's pre-existing 50% beneficial ownership interests therein which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon. Pro forma adjustments to consolidate Paragon reflect (1) the consolidation of $404 million of net assets, including $36 million of cable television franchises, relating to the historical financial position at September 30, 1997 of the remaining cable television systems of Paragon that will not be trans-ferred to the TWE-Advance/Newhouse Partnership and (2) a $971 million decrease in other investments as a result of the elimination of Time Warner's historical investment in Paragon, of which $567 million has been reclassified to cable television franchises.

(c) Pro forma adjustments to record the CVI Transfers for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect (1) the elimination of $18 million and $38 million of pretax losses, respectively, relating to the net assets to be transferred, (2) a $7 million and $15 million reduction in Time Warner's equity in the pretax income of the Entertainment Group, respectively, representing the aggregate effect on TWE's operating results from the CVI Transfers, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements con-tained elsewhere herein, (3) a decrease in interest and other, net, of $2 million in the nine months ended September 30, 1997 and an increase of $1 million in the year ended December 31, 1996, relating to Paragon's equity in the net income of the TWE-Advance/Newhouse Partnership, including distributions received on Paragon's $147 million preferred partnership interest therein and (4) an increase of $5 million and $9 million in income tax expense, respectively, provided at a 41% tax rate.

(d) Pro forma adjustments to record the Paragon Transfers for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect (1) the consolidation of the operating results of Paragon, (2) a $2 million increase and a $7 million reduction in Time Warner's equity in the pretax income of the Entertainment Group, respectively, representing the aggregate effect on TWE's operating results from the Paragon Transfers, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein and (3) a $2 million reduction in interest expense in both periods as a result of the assumption by the TWE-Advance/Newhouse Partnership of $36 million of long-term indebtedness. Pro forma adjustments to consolidate the operating results of Paragon for the nine months ended September 30, 1997 and the year ended December 31, 1996 include (i) an increase in operating income of $27 million and $37 million, respectively, relating to the operations of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/ Newhouse Partnership, (ii) a reduction of $7 million and $18 million, respectively,
      in interest and other, net, principally relating to gains on the sale of certain assets formerly owned by Paragon and (iii)
      a reduction of $38 million and $50   million in the historical
      operating results of Time Warner, respectively, resulting from the elimination of Time Warner's equity in the net income of Paragon.

(e) Reflects the historical operating results of TBS for the nine-month, pre-acquisition period ended September 30, 1996, including certain reclassifications to conform to Time
      Warner's financial statement presentation.

(f) Pro forma adjustments to record the TBS Transaction for the nine-month, pre-acquisition period ended September 30, 1996 reflect (1) the exclusion of $9 million of merger costs directly related to the TBS Transaction expensed by TBS in such period, (2) an increase of $150 million in cost of revenues consisting of (i) a $7 million reduction of TBS's historical amortization of pre-existing goodwill, (ii) a $152 million increase in amortization with respect to the excess cost to acquire TBS that has been allocated to (a) goodwill in the amount of $6.746 billion and amortized on a straight-line basis over a forty-year period and (b) other intangible assets in the amount of $698 million and amortized on a straight-line basis over a weighted average period of approximately 20 years, (iii) a $29 million decrease in the amortization of film libraries resulting from a change in their estimated useful lives and (iv) a $34 million increase in the amortization of capitalized film exploitation costs to conform TBS's accounting policy to Time Warner's accounting policy, (3) an increase of $5 million in interest expense on the $95 million of additional indebtedness for the payment of transaction costs and other related liabilities of Time Warner and TBS,
      (4) a decrease of $7 million in interest and other, net due to the elimination of TW Companies's historical equity accounting for its investment in TBS and (5) a decrease of $11 million in income tax expense as a result of income taxes provided at a 41% tax rate.

(g) Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 reflect an increase in noncash preferred dividend requirements of $51 million relating to the payment of Series M Preferred Stock dividends, at a rate of 10-1/4% per annum, payable quarterly. For purposes of Time Warner's pro forma consolidated condensed statement of operations, such dividend requirements have been assumed to have been satisfied in-kind, through the issuance of additional shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends.

      Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 also reflect interest savings of $38 million resulting from (1) the issuance of the January 1996 Debentures for approximately $750 million of proceeds and the use of $721 million of such proceeds, together with $557 million of available cash and equivalents related to the issuance of the Preferred Trust Securities, to redeem $1.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.278 billion, includ-ing redemption premiums and accrued interest thereon of $52 million and
      (2) the issuance of 1.6 million shares of Series M Preferred Stock for approximately $1.55 billion of net proceeds and the use of (i) $265 million of such proceeds to redeem all $250 million principal amount of Time Warner's outstanding 8.75% Debentures (plus redemption premiums and accrued interest thereon of $15 million) and (ii) the remaining $1.285 billion of such proceeds to reduce outstanding indebtedness of TWI Cable under the 1995 Credit Agreement.

      All pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1996 reflect the incremental increase (decrease) in Time Warner's interest expense from each refinancing that had closed during the period, as set forth below (in millions).

   *  Issuance by Time Warner of $750 million of January 1996
      Debentures in connection with the Convertible Debt Refinancing,
      at a weighted average interest rate of 7.3% . . . . . . . . . . $   2
   *  Redemption of $1.226 billion principal amount of
      8.75% Convertible Debentures . . . . . . . . . . . . . . . . .     (9)
   *  Redemption of $250 million principal amount of
      8.75% Debentures. . . . . . . . . . . . . . . . . . . . . . . .    (8)
   *  Repayment of $1.285 billion of TWI Cable indebtedness under the 1995 Credit Agreement . . . . . . . . . . . . . . . . . . . . (23)
  Net decrease in interest expense . . . . . . . . . . . . . . . . . . $(38)

  Income taxes of $16 million have been provided at a 41% tax rate on the aggregate net reduction in interest expense.

                           TIME WARNER ENTERTAINMENT GROUP
                    PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 September 30, 1997
                               (millions, unaudited)


                          Entertainment                          Entertainment
                          Group         CVI           Paragon       Group
                          Historical    Transfers(a)  Transfers(b)  Pro Forma
A S S E T S
Cash and equivalents       $   296        $     -        $(180)     $  116
Other current assets         3,110              9          (12)      3,107
Total current assets         3,406              9         (192)      3,223

Noncurrent inventories       2,234              -            -       2,234
Loan receivable from
 Time Warner                   400              -            -         400
Property, plant and
 equipment, net              6,394            236         (219)      6,411
Cable television franchises  2,929          1,061           10       4,000
Goodwill                     3,903            339           12       4,254
Other assets                 1,122              2           (6)      1,118

Total assets               $20,388         $1,647        $(395)    $21,640

LIABILITIES AND PARTNERS' CAPITAL
Total current liabilities  $ 3,740        $    25        $ (47)    $ 3,718
Long-term debt               6,257            985           36       7,278
Other long-term liabilities  1,414              4           (2)      1,416
Minority interests           1,173            633         (382)      1,424
Preferred stock of a subsidiary holding solely a mortgage
 note of its parent            237              -            -         237
Time Warner General Partners' Senior Capital
                             1,096              -            -       1,096
Partners' capital            6,471              -            -       6,471

Total liabilities and
 partners' capital         $20,388         $1,647        $(395)    $21,640


See accompanying notes.

                          TIME WARNER ENTERTAINMENT GROUP
              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         Nine months Ended September 30, 1997
                                (millions, unaudited)


                         Entertainment                           Entertainment
                          Group        CVI           Paragon        Group
                          Historical   Transfers(c)  Transfers(d)   Pro Forma

Revenues                    $8,190       $ 196              $(150)     $8,236

Cost of revenues*            5,352         139               (132)      5,359
Selling, general and
 administrative*             1,848          27                (29)      1,846

Operating expenses           7,200         166               (161)      7,205

Business segment operating
 income                        990          30                 11       1,031
Interest and other, net       (157)        (45)                (9)       (211)
Minority interest             (228)          8                  -        (220)
Corporate expenses             (54)          -                  -         (54)

Income (loss) before income
  taxes                        551          (7)                 2         546
Income tax provision           (64)          -                  -         (64)

Net income (loss)           $  487       $  (7)             $   2      $  482

_______________
*  Includes depreciation and amortization expense of:
                            $1,027       $  73              $ (28)     $1,072


See accompanying notes.

                         TIME WARNER ENTERTAINMENT GROUP
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                               (millions, unaudited)

                          Entertainment                          Entertainment
                          Group         CVI           Paragon       Group
                          Historical    Transfers(c)  Transfers(d)  Pro Forma

Revenues                    $10,861          $238        $(200)     $10,899

Cost of revenues*             7,436           174         (172)       7,438
Selling, general and
  administrative*             2,335            39          (41)       2,333

Operating expenses            9,771           213         (213)       9,771

Business segment operating
  income                      1,090            25           13        1,128
Interest and other, net        (524)          (59)         (20)        (603)
Minority interest              (207)           19            -         (188)
Corporate expenses              (69)            -            -          (69)


Income (loss) before income
 taxes                          290          (15)           (7)         268
Income tax provision            (70)           -             -          (70)

Income (loss) before
 extraordinary item          $  220        $ (15)        $  (7)      $  198
_______________
*  Includes depreciation and
   amortization expense of:  $1,244        $  94         $ (36)      $1,302

See accompanying notes.

                             TIME WARNER INC.
      NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                           FINANCIAL STATEMENTS

(a) Pro forma adjustments to record the CVI Transfers at September 30, 1997 reflect (1) the recording of $633 million of net assets to be acquired by the TWE-Advance/Newhouse Partnership from Paragon at Time Warner's historical cost basis of accounting, including $985 million of indebtedness that will be assumed in the transaction and (2) a $633 million increase in minority interest resulting from the issuance by the TWE-Advance/Newhouse Partnership of a 1.15% common partnership interest and a $147 million preferred partnership interest to Paragon.

(b) Pro forma adjustments to record the Paragon Transfers at September 30, 1997 reflect (1) the recording of $22 million of net assets to be acquired by the TWE-Advance/Newhouse Partnership from Paragon at Time Warner's historical cost basis of accounting, including (i) $46 million of cable television franchises and (ii) $12 million of goodwill, offset by (iii)
      $36 million of indebtedness that will be assumed in the transaction, (2) a $22 million increase in minority interest resulting from the issuance by the TWE-Advance/Newhouse Partnership of a .04% common partnership interest and a $5 million preferred partnership interest to Paragon and (3) the deconsolidation of Paragon by TWE as a result of the redemption by Paragon of substantially all of TWE's and the TWE-Advance/ Newhouse Partnership's pre-existing 50% beneficial ownership interests therein which, in effect, will result in wholly owned subsidiaries of Time Warner owning substantially all of the remaining cable television systems of Paragon. Pro forma adjustments to deconsolidate Paragon reflect (1) the deconsolidation of $404 million of net assets, including $36 million of cable television franchises, relating to the historical financial position at September 30, 1997 of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/Newhouse Partnership and (2) a $404 million decrease in minority interest relating to the elimination of Time Warner's historical investment in Paragon. TWE's contribution of the TWE/Paragon Transferred
      Systems to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership has no effect on the pro forma consolidated condensed balance sheet of TWE and accordingly, has not been given pro forma effect to therein.

(c) Pro forma adjustments to record the CVI Transfers for the nine months ended September 30, 1997 and the year ended December
      31, 1996 reflect (1) the recording of $18 million and $38 million of pretax losses, respectively, relating to the net assets to be acquired by the TWE-Advance/Newhouse Partnership,
      (2) a $3 million and $4 million decrease in interest and other, net, respectively, resulting from a 37.5 basis point decrease in the pro forma interest rates applicable to borrowings by the TWE-Advance/Newhouse Partnership under the New Credit Agreement in comparison to the pro forma interest rates applicable to borrowings by TWI Cable under the same credit agreement and (3) an $8 million and $19 million decrease in minority interest expense, respectively, representing the net effect of (i) Advance/Newhouse's minority interest in the incremental net losses and preferred dividend requirements of the TWE-Advance/Newhouse Partnership which are partially offset by (ii) Paragon's minority interest in the aggregate net income of the TWE-Advance/Newhouse Partnership, including distributions on its $147 million preferred partnership interest therein at an annual rate of 10-1/4%.

(d) Pro forma adjustments to record the Paragon Transfers for the nine months ended September 30, 1997 and the year ended
      December 31, 1996 reflect (1) the deconsolidation of the operating results of Paragon, (2) a $2 million increase in interest and other, net in both periods as a result of the assumption by the TWE-Advance/Newhouse Partnership of $36 million of long-term indebtedness of TWI Cable. Pro forma adjustments to deconsolidate the operating results of Paragon for the nine months ended September 30, 1997 and the year ended December 31, 1996 include (i) a reduction of $27 million and $37 million in the historical operating income of Paragon, respectively, relating to the operations of the remaining cable television systems of Paragon that will not be transferred to the TWE-Advance/Newhouse

      Partnership, (ii) an increase of $7 million and $18 million, respectively, in interest and other, net, principally relating to the elimination of a gain on the sale of an investment formerly owned by Paragon and (iii) a $38 million and $50 million increase in operating income relating to the elimination of Time Warner's historical minority interest in the net income of Paragon.

      TWE's contribution of the TWE/Paragon Transferred Systems to the TWE-Advance/Newhouse Partnership in exchange for the TWE-Advance/Newhouse Partnership's beneficial interest in Paragon and in satisfaction of certain pre-existing obligations to the TWE-Advance/Newhouse Partnership has no effect on the pro forma consolidated condensed statements of operations of TWE and accordingly, has not been given pro forma effect to therein.

(b)   Financial statements of businesses acquired:

   (i) Turner Broadcasting System, Inc. (the documents listed in this paragraph (i) being referred to as the "Financial Statements of Turner Broadcasting System, Inc."):
      (A) Unaudited Consolidated Condensed Financial Statements as of September 30, 1996 and for each of the nine months ended September 30, 1996 and 1995; and
      (B) Consolidated Financial Statements as of December 31, 1995 and 1994 and for each of the years ended December 31, 1995, 1994 and 1993, including the report thereon of Price Waterhouse LLP.

   (ii) Cablevision Industries Corporation and subsidiaries (the documents listed in this paragraph (ii) being referred to as the "Financial Statements of Cablevision Industries Corporation"):
      (A) Consolidated Financial Statements as of and for the year ended December 31, 1995, including the report thereon of Ernst & Young LLP; and
      (B) Consolidated Financial Statements as of December 31,
   1994 and for each of the years ended December 31, 1994 and 1993, including the report thereon of Arthur Andersen LLP.

(c)   Pro forma Consolidated Condensed Financial Statements:

   (i)    Time Warner Inc.:
      (A) Pro Forma Consolidated Condensed Balance Sheet as of
   September 30, 1997;
      (B) Pro Forma Consolidated Condensed Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996; and
      (C) Notes to Pro Forma Consolidated Condensed Financial
   Statements.

   (ii)   Entertainment Group:
      (A) Pro Forma Consolidated Condensed Balance Sheet as of
   September 30, 1997;
      (B) Pro Forma Consolidated Condensed Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996; and
      (C) Notes to Pro Forma Consolidated Condensed Financial
   Statements.

(d)   Exhibits:

  (i)  Exhibit 23(a): Consent of Price Waterhouse LLP.
  (ii) Exhibit 23(b): Consent of Ernst & Young LLP.
  (iii)   Exhibit 23(c): Consent of Arthur Andersen LLP.
  (iv) Exhibit 99(a): Financial Statements of Turner Broadcasting
System, Inc. (incorporated by reference from pages 31 to 53 of the Annual Report to Shareholders incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 1995 of Turner Broadcasting System, Inc. and from pages 2 to 9 of the Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 of Turner Broadcasting System, Inc.).
  (v) Exhibit 99(b): Financial Statements of Cablevision Industries Corporation (incorporated by reference from pages 23 to 39 of the Annual Report on Form 10-K for the year ended December 31, 1995 of Cablevision Industries Corporation).

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 1997.


                               TIME WARNER INC.

                               By:    /s/ Richard J. Bressler
                               Name:     Richard J. Bressler
                               Title:    Senior Vice President
                                         and Chief Financial Officer

                              EXHIBIT INDEX


Exhibit                                                            Sequential
   No.                   Description of Exhibits                   Page Number

23.(a)    Consent of Price Waterhouse LLP, Independent
          Accountants.

23.(b)    Consent of Ernst & Young LLP, Independent Accountants.

23.(c)    Consent of Arthur Andersen LLP, Independent Public
          Accountants.

99.(a) Financial Statements of Turner Broadcasting System, Inc. (incorporated by reference from pages 31 to 53 of the
          Annual Report to Shareholders incorporated by reference
          into the Annual Report on Form 10-K for the year ended
          December 31, 1995 of Turner Broadcasting System, Inc.
          and from pages 2 to 9 of the Quarterly Report on Form
          10-Q for the nine months ended September 30, 1996 of
          Turner Broadcasting System, Inc.)                             *

99.(b)    Financial Statements of Cablevision Industries
          Corporation (incorporated by reference from pages
          23 to 39 of the Annual Report on Form 10-K for the
          year ended December 31, 1995 of Cablevision
          Industries Corporation).                                      *


_______________
*  Incorporated by reference.